SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 6, 2002

                                 CELLPOINT INC.
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             (Exact Name of Registrant as Specified in Its Charter)


          Nevada                       0-25205               52-2032380
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(State or Other Jurisdiction          (Commission          (I.R.S. Employer
     of Incorporation)               File Number)         Identification No.)


             Atlantic House, Imperial Way, Reading RG2 0TD, England
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               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code: + 44 1189 036 130
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                    Kronborgsgrand 7, SE-164 46 Kista, Sweden
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           Former name or former address, if changed since last report




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

Court Decision on Castle Creek Injunction Request

On August 21, 2002, Castle Creek Technology Partners LLC ("Castle Creek") filed a lawsuit in the United States District Court for the Southern District of New York against CellPoint Inc., and on September 19, 2002, filed an amended complaint in this lawsuit, seeking (1) a declaratory judgment that events of default have occurred under the Convertible Notes of CellPoint Inc. held by Castle Creek (the "Notes"), that as a result of the events of default Castle Creek is entitled to demand conversion of the Notes at an adjusted conversion price, and that CellPoint Inc. is required to deliver to Castle Creek additional shares from prior conversion requests of Castle Creek; (2) specific performance of CellPoint's obligations under the Notes and, specifically, the issuance of shares (up to an additional 889,894 shares) at the adjusted conversion price;
(3) judgment against CellPoint Inc. for all sums owed under the Notes; and (4) an injunction mandating CellPoint to deliver the required number of shares based on the adjusted conversion price. Castle Creek also filed an order to show cause for a preliminary injunction. Castle Creek bases its allegations on the original December 2000 agreement, which CellPoint alleges has been superceded by the March 13, 2002 term sheet agreement with Castle Creek containing different terms.

On December 6, 2002, the Court issued a decision in favor of Castle Creek on its order to show cause. The Court's decision ordered CellPoint to issue to Castle Creek an additional 1,421,661 shares of common stock with regard to previous conversion requests of Castle Creek.

CellPoint has issued the additional shares of common stock to Castle Creek, and has filed an answer with the Court generally denying Castle Creek's claims in this litigation. CellPoint is now proceeding to institute settlement negotiations with Castle Creek, and hopes to resolve issues in dispute with Castle Creek out of court.

The Company believes that this litigation (including defense costs) could have a material effect on the Company's financial condition or results of operations if the Court rules that all sums owed under the Notes must be paid currently.

Sale of CellPoint AB

On December 11, 2002, CellPoint sold one of its Swedish subsidiaries to CellFree AB, which is reorganizing this former subsidiary. CellFree AB has agreed to negotiate a technical assistance agreement with CellPoint Inc. for software development and other functions previously performed by CellPoint AB. There were no significant assets that were included in this sale; CellPoint's patents are held in CellPoint LLC, a wholly-owned limited liability company. Management expects to utilize the resources of its former subsidiary, CellPoint AB, on a much more efficient basis than previously was the case to support the further development and commercialization of CellPoint's products. CellPoint is now actively engaged in negotiations with investors for additional financing.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements

                  Not applicable.

         (b)      PRO FORMA Financial Statements

                  Not applicable.

         (c)      Exhibits

          No.                 Description of Exhibit
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         10.20                Agreement of Sale, dated December 11, 2002, for
                              the sale of CellPoint AB





                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       CELLPOINT INC.


                                       By /s/ Stephen Childs
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                                          Stephen Childs
                                          Chief Executive Officer

Date: January 3, 2002